Exhibit - Georgia Exploration, Inc. Form 10-QSB

10.4    Assignment of Oil, Gas and Mineral Leases effective April 28, 2006 by and between CodeAmerica Investments, LLC and Wharton Resources LP for its oil and gas lease interests located in Wharton County, Texas.

ASSIGNMENT OF OIL, GAS AND MINERAL LEASES

THE STATE OF TEXAS	§

COUNTY OF WHARTON	§

This assignment of oil gas and mineral leases made effective the 28th day of April 2006 (the effective date), by and between CODEAMERICA INVESTMENTS, LLC, with offices located at 8900 Germantown Rd., Suite 100, Olive Branch, Mississippi 38654, hereinafter called “Assignor”, and WHARTON RESOURCES LP with offices at 519 Heights Boulevard, Houston, Texas 77007, hereinafter called “Assignee”,

WITNESSETH:

ASSIGNMENT, For and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration herein paid by Assignee, the receipt and sufficiency of which is hereby acknowledged, Assignor, subject to any reservations and conditions hereinafter set out, hereby ASSIGNS AND TRANSFERS unto Assignee its interests in all existing and after acquired oil and gas lease interests (collectively referred as the Oakcrest Prospect) located in Wharton County, Texas.

TO HAVE AND TO HOLD the oil, gas and mineral leases and the oil, gas and mineral estate created thereby, insofar as it covers the said tracts of land, unto the said Assignee, together with all and singular, the rights and appurtenances thereto in anywise belonging, forever; and Assignor does not bind itself, its heirs, administrators, executors and assigns, to the extent hereafter indicated, to WARRANT and FOREVER DEFEND all and singular the said oil, gas and mineral lease and the oil, gas and mineral leasehold estate created thereby. This Assignment covers the said tracts of land, unto the said Assignee, his heirs and assigns, against every person whomsoever claiming or to claim the same or any part thereof (except as to any reservation hereinafter contained) by through and under Assignor, but not otherwise, and to the extent that the assignment herein made transfers and assigns a its working interests and its associated net revenue interests for the oil, gas and other minerals that may be produced and saved from the lands covered by the oil, gas and mineral leases assigned herein.

Without limitation or expansion of the foregoing special warranty of title, as of the effective date Assignor warrants that:

(1) The net oil, gas and mineral leasehold estate herein conveyed are interests held by the Assignor;

(2) That all rentals and royalties payable under the leases have been paid;

(3) That the leases are in full force and effect, and are valid and subsisting oil, gas and mineral lease against the said tracts of land; and

(4) That Assignor has the corporate right and authority to sell and convey the same.

IN WITNESS WHEREOF, this Assignment of Oil, Gas and Mineral Leases is EXECUTED effective this 30th day of September 2006.

/s/ Wm M. Cox
Wm Milton Cox
CodeAmerica Investments, LLC
“Assignor”